Subsidiaries of DENTSPLY International Inc. (the “Company”)- December 31 2011

1)	DENTSPLY Prosthetics U.S. LLC (Delaware)

2)	AMD Lasers LLC (US)

3)	GAC International LLC (New York)

a)	Orthodental International, Inc. (US)

b)	Orthodental S.A. de C.V. (Mexico)

4)	DENTSPLY Finance Co. (Delaware)

a)	Dentsply Germany Investments GmbH (Germany)

1)	Ceramco Manufacturing B.V. (Netherlands)

2)	ES Holding NV Co.(Belgium)

(a)	ES Healthcare (Belgium)

(b)	ES Tooling NV(Belgium)

3)	Dental Depot Lomberg BV (Netherlands)

4)	Dentsply Germany Holdings GmbH (Germany)

(a)	VDW GmbH (Germany)

(b)	Dentsply DeTrey GmbH (Germany)

(c)	Friadent GmbH (Germany)

(d)	DeguDent GmbH (Germany)

(i)	Ducera Dental Verwaltungs GmbH (Germany)

5)	Zhermack SpA (Italy)

(a)	Zhermack GmbH (Germany)

(b)	Zhermapol SP Zoo (Poland)

(c)	Zhermack, Inc. (US – Nevada)

6)	OrthoSpain S.L. (Spain)

7)	D Luxembourg Sarl

5)	DENTSPLY North America LLC (Delaware)

6)	Dentsply Argentina S.A.C.e.I. (Argentina)

7)	Dentsply Mexico S.A. de C.V. (Mexico)

8)	Dentsply India Pvt. Ltd. (India)

9)	Dentsply (Philippines) Inc. (Philippines)

10)	Dentsply (Thailand) Ltd. (Thailand)

11)	Dentsply Dental (Tianjin) Co. Ltd. (China)

12)	Dentsply Tianjin International Trading Co. Ltd. (China)

13)	Dentsply Korea Limited (Korea)

14)	Ceramco Europe Limited (Cayman Islands)

15)	Dentsply LLC (Delaware)

16)	DSHealthcare Inc. (Delaware)

17)	Raintree Essix Inc. (Delaware)

18)	Dentsply Israel Ltd. (Israel)

19)	Ransom & Randolph Company (Delaware)

20)	EndoAction Inc.

21)	Osteointegration Materials LLC (Delaware)

22)	Dentsply Friadent Turkey (Istanbul)

23)	Tulsa Dental Products LLC (Delaware)

a)	Tulsa Finance Co. (Delaware)

24)	Dentsply Canada Ltd. (Canada)

25)	Dentsply Services (Switzerland) S.a.r.L. (Switzerland)

26)	Prident International, Inc. (California)

a)	Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

27)	Dentsply Espana SL (Spain)

28)	Dentsply Australia Pty. Ltd. (Australia)

a)	Dentsply (NZ) Limited (New Zealand)

29)	GAC (International) Pty Ltd (Australia)

30)	Planer Dentaprise GmbH (Austria)

31)	DENTSPLY Holding Company

a)	DENTSPLY-Sankin K.K. (Japan)

1)	Sankin Laboratories K.K. (Japan)

b)	DeguDent Industria e Comercio Ltda. (Brazil)

1)	DeguDent da Amazonia Industria e Comercio Ltda. (Brazil)

2)	DLA Pharmaceutical Ltda. (Brazil)

c)	Dentsply Industria e Comercio Ltda. (Brazil)

d)	Dentsply EU Holding S.a.r.L (Luxembourg)

1)	Dentsply Europe S.a.r.l. (Luxembourg)

(a)	Dentsply Investments KG (Germany)

(b)	Dentsply Friadent Espana SA (Spain)

(c)	Elephant Dental B.V. (Netherlands)

(i)	Cicero Dental Systems B.V. (Netherlands)

(ii)	DeguDent Benelux B.V. (Netherlands)

(iii)	Dental Trust B.V. (Netherlands)

(iv)	Materialise Dental NV (Belgium)

1.	Materialise Dental GmbH(Germany)

2.	Materialise Dental Japan Inc. (70%)(Japan)

3.	Materialise Dental France SAS(France)

4.	Materialise Dental Spain S.L.U.(Spain)

5.	Materialise Dental Inc. (US)

(d)	Dentsply Austria GmbH (Austria)

(e)	Dentsply Limited (Cayman Islands)

(i)	Dentsply Holdings Unlimited (U.K.)

(ii)	Dentsply Russia Limited (U.K.)

1.	Dentsply Russia LLC (Russia)

(f)	Dentsply Italia SrL (Italy)

(g)	Dentsply France S.A.S. (France)

(h)	Dentsply South Africa (Pty) Limited (South Africa)

(i)	Friadent Schweiz AG (Switzerland)

(j)	Friadent Brasil Ltda. (Brazil)

(k)	Dentsply Friadent Scandinavia Aps (Denmark)

(l)	Dentsply Friadent Benelux NV (Belgium)

2)	Dentsply Sarl (Luxembourg)

(i)	Dentsply Sweden AB (Sweden)

1.	Astra Tech AB(Sweden)

a.	Astra Tech Ltd (UK)

b.	Astra Tech Oy (Finland)

c.	Astra Tech France SAS (France)

d.	Astra Tech Pty/ Ltd (Australia)

e.	Astra Tech S.A. (Spain)

f.	Astra Tech S.A. (Switzerland)

g.	Astra Tech SpA (Italy)

h.	Astra Tech GmbH (Germany)

i.	Astra Tech SP.z.o.o (Poland)

j.	Astra Tech K.K. (Japan)

k.	Astra Tech GmbH (Austria)

l.	Astra Tech AS (Denmark)

m.	Astra Tech Benelux B.V. (Netherlands)

n.	Astra Tech AS (Norway)

o.	Astra Tech SA (Portugal)

p.	Astra Tech Sverige AB (Sweden)

q.	Astra Tech Russia (Russia)

e)	TDP NT LLC (Delaware)

f)	Dentsply Holdings Sarl (Luxembourg)

1)	Dentsply Acquisition Sarl (Luxembourg)

(a)	Dentsply Acquisition US LLC

g)	Astra Tech Inc (US)

h)	Dentsply Switzerland Holdings SA (Switzerland)

1)	Maillefer Instruments Holding S.a.r.l. (Switzerland)

(a)	Maillefer Instruments Trading S.a.r.l. (Switzerland)

(b)	Maillefer Instruments Consulting S.a.r.l. (Switzerland)

(c)	Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)

(i)	Advanced Technology Research SRL (Italy)

(d)	GAC, SA (Switzerland)

(i)	GAC Deutschland GmbH (Germany)

(ii)	GAC Norge AS (Norway)

(iii)	Societe D’Orthodontie Francaise SAS (France)

1.	Ortho Concept Sarl (France)

i)	Dentsply CE S.a.r.l. (Luxembourg)

1)	Dentsply Dental S.a.r.l. (Luxembourg)

j)	Dentsply DeTrey Sarl (Switzerland)

32)	Dentsply (Singapore) Pte. Ltd. (Singapore)

33)	GAC International Asia Pte. Ltd. (Singapore)

34)	ACE Result Taiwan Co, Ltd. (Taiwan)

35)	PT Dentsply Indonesia (Indonesia)

36)	R&R China (China)